Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of HealthWarehouse.com, Inc. (the “Company”) on Form 10-Q for the nine months ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Lalit Dhadphale, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 23, 2009	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer

A signed original of this written statement required by section 906 has been provided to HealthWarehouse.com, Inc. and will be retained by HealthWarehouse.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.